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                                                                   EXHIBIT 10.59

           AMENDMENT TO BELDEN INC. 2003 EMPLOYEE STOCK PURCHASE PLAN

Reference is made to the Agreement and Plan of Merger by and among Cable Design Technologies Corporation, BC Merger Corp. and Belden Inc. dated as of February 4, 2004, as amended (the "Merger Agreement").

The Belden Inc. 2003 Employee Stock Purchase Plan is terminated immediately prior to the Effective Time (as defined in the Merger Agreement).